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                                                                     Exhibit 4.2

                             STOCK OPTION AGREEMENT

           THIS AGREEMENT, made and entered into as of the __h day of ____ 2002, by and between VILLAGEEDOCS, a California corporation (hereinafter referred to as the "Company"), and _________________________ (hereinafter referred to as "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, the Company has adopted an Equity Incentive Plan for the benefit of the employees of the Company; and

           WHEREAS, Optionee has been approved by the Board of Directors of the Company for the grant of an option under said Plan; and

           WHEREAS, Optionee desires to be granted an option pursuant to said Plan;

           NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

           1.   Grant of Option. The Company hereby grants to Optionee an option
                ---------------
to acquire the number of shares of the Company's common stock subject to exercise price and vesting schedule set forth on Schedule A, the terms of which are incorporated herein by reference.

           2.   General Options. The options shall have a five (5) year term.
                ---------------
Optionee is required to be employed at each annual vesting date to vest the options in accordance with Schedule "A". Optionee shall be given retroactive credit for prior years of service.

                Optionee may exercise his option pursuant to Schedule A by written notice to the Company, specifying the intent of the Optionee to exercise his option, the date on which he will purchase such shares, and the number of shares to be purchased. Upon


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the date so specified, Optionee shall pay the Company the purchase price for the number of shares to be so purchased in cash or cashiers check, and shall sign such investment letter as shall be required by the Company. The Company shall forthwith issue to Optionee and deliver to him a stock certificate or certificates for the number of shares so purchased. In the alternative, Optionee may elect to utilize, if available, a broker assisted cashless exercise program by delivering a notice of exercise to a broker approved by the Company, irrevocably committing to exercise the option, or portion thereof, and directing the broker to sell the specified number of shares in the open market. The broker shall remit to the Company a sum equal to the exercise price multiplied by the number of options exercised. The remaining proceeds, net of broker's commissions and transaction costs shall be directed to Optionee's account.

                The Company should not be obligated to deliver any shares unless and until there has been compliance with all applicable securities regulations.

           3.   Merger, Consolidation or Sale of Assets - Acceleration. Upon the
                ------------------------------------------------------
reorganization, merger or consolidation of the Company in which the Company is not the surviving entity (other than a merger under Section 368(f) of the Internal Revenue Code of 1986, as amended, for a change of domicile, which is excluded from the definition of Material Transaction), or upon the dissolution or liquidation of the Company, or upon the sale of all or substantially all the assets of the Company in a transaction or series of related transactions (each of the foregoing is referred to herein as a "Material Transaction"), Optionee shall have the right to exercise the Option with respect to all vested shares and all unvested shares. In the event of a Material Transaction, all unexercised options shall terminate unless otherwise provided by the Board of Directors.

                The Company shall give the Optionee written notice at least twenty (20) days prior to the consummation of a Material Transaction. Upon receipt of such notice from the Company, the Optionee may exercise the Option, subject to completion of a Material Transaction, and make payment of the exercise price in accordance with the procedures described in Section 2 above by delivering a written notice to the Company at least five (5) days prior to the consummation of the Material Transaction. Unless otherwise provided by the Board of Directors of the Company, if the Optionee does not exercise the Option or only exercises the Option in part, then upon consummation of the Material Transaction, the

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Option (or portion of the unexercised Option) shall automatically expire and be of no further force or effect.

           4.   Adjustments. In the event of any stock dividend, split-up,
                -----------
combination or exchange of shares, recapitalization, merger, consolidation, acquisition of property or stock, separation, reorganization, or the like, the number and class of shares subject to this Agreement and the option price therefor shall be proportionately adjusted.

           5.   Non-Transferability of Options. The option granted hereunder
                ------------------------------
shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him.

           6.   Death or Termination of Employment.
                ----------------------------------

                a. In the event of the death of Optionee while the option granted hereunder is outstanding, such option may be exercised by the person or persons to whom Optionee's rights under the option are passed by will or the laws of descent and distribution (including his estate during the period of administration) at any time prior to the earlier of (i) the expiration date of the option, or (ii) the expiration of one (1) year after the date of Optionee's death (or such longer period, not exceeding one (1) additional year, as the Board of Directors or Administrative Committee may approve), to the extent of the option granted hereunder (whether or not the required period of employment after the date of this Agreement has been completed prior to the death or date of exercise of the option).

                     In the event the employment by the Company of Optionee shall terminate for any reason other than by death under the circumstances set forth in subparagraph (a) above, the vested but unexercised portion of such option may be exercised by Optionee at any time prior to the earlier of (i) the expiration of the option, or (ii) the expiration of ninety (90) days after the date of such termination, to the extent Optionee is entitled to exercise such option at the date of such termination.

                b. In the event the employment by the Company of Optionee shall, in the opinion of the Board of Directors or Administrative Committee have been terminated under circumstances which, in the opinion Board or Committee, constitute cause for discharge, such option, and all rights to purchase shares pursuant thereto, except as to shares theretofore purchased pursuant to exercise of such option, shall forthwith terminate.

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           7.   Expenses. The Company shall pay the cost of documentary stamps
                --------
on any stock issued hereunder.

           8.   Amendment and Termination. The Company has reserved the right to
                -------------------------
amend or terminate at any time the Plan under which this Agreement is made, provided that any amendment or termination shall not affect Optionee's right to the benefit of this Agreement.

           9.   Counterparts. This Agreement may be executed in several
                ------------
counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

           10.  Construction and Severability. This Agreement shall be construed
                -----------------------------
in accordance with and governed by the laws of the State of California, and the invalidity of any one or more portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law shall not affect the validity of any other portion of this Agreement; and in the event that one or more portions contained herein shall be invalid, this instrument shall be construed as if such invalid portions had not been inserted.

           11.  Binding. Except as herein otherwise provided to the contrary,
                -------
this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, heirs, successors and assigns.

           12.  Employment. Nothing in this Agreement or the options granted
                ----------
hereunder shall confer any right to Optionee to continue in the employ of the Company, or interfere in any way with any of the rights of the Company, except as expressly provided for herein.

           13.  Costs and Attorney's Fees. If the obligations of the parties
                -------------------------
expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys fees and costs of appeal.

           14.  Modification. No change or modification in this Agreement shall
                ------------
valid unless the same be in writing and signed by the parties hereto.

           IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                          VILLAGEEDOCS, a California corporation

                                          By:
                                             -----------------------------------

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                                                     President

                                          Attest:
                                                 -------------------------------
                                                     Secretary


                                          "OPTIONEE"

                                          --------------------------------------

                                          --------------------------------------
                                          Print Name


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SCHEDULE "A"

Name of Optionee:                   ___________________


Number of Options issued to
acquire Common Stock                ____________________

Exercise Price per Option           ____________________


Vesting Schedule

         Immediately Vested                                 #    ______
         _________, 2003                                    #    ______
         _________, 2004                                    #    ______
         _________, 2005                                    #    ______
         _________, 2006                                    #    ______



________________________                         _______________________________
Optionee Initials                                Company Initials


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